UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) of The Securities and Exchange Act of 1934 Date of Report (Date of earliest event reported): December 7, 2018

e.l.f. Beauty, Inc. (Exact name of registrant as specified in its charter)

Delaware	001-37873	46-4464131
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

570 10th Street
Oakland, CA 94607
(Address of principal executive offices)

(510) 778-7787
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 7, 2018, the Board of Directors of e.l.f. Beauty, Inc. (the “Company”) approved a change in the Company's fiscal year from the twelve months beginning January 1 and ending December 31 to the twelve months beginning April 1 and ending March 31. The Company plans to file a transition report on Form 10-QT for the transition period from January 1, 2019 to March 31, 2019. The Company’s fiscal year 2020 will begin April 1, 2019 and end March 31, 2020.

A copy of the press release announcing the change in the Company's fiscal year is attached as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release dated December 13, 2018

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

e.l.f. Beauty, Inc.

Date: December 13, 2018	By:	/s/ Scott K. Milsten
Scott K. Milsten
Senior Vice President and General Counsel